Exhibit 3.33

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:46 PM 09/19/2006
FILED 01:10 PM 09/19/2006
SRV 060862313 – 0836146 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is: HITTMAN TRANSPORT SERVICES, INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to: 160 Greentree Drive, Suite 101, City of Dover, 19904, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 14, 2006.

/s/ Paul J. Hagan
Paul J. Hagan, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/03/1995
950174826 – 836146

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*    *    *    *    *

Hittman Transport Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904, and the present registered office of the corporation is in the County of Kent.

The Board of Directors of Hittman Transport Services, Inc. adopted the following resolution on the 3rd day of July, 1995.

Resolved, that the registered office of Hittman Transport Services, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Hittman Transport Services, Inc. has caused this statement to be signed by Lisa K. Pastor, its Assistant Secretary, this 2nd day of August, 1995.

/s/ Lisa K. Pastor
Lisa K. Pastor, Assistant Secretary

8303120115

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

HITTMAN TRANSPORT SERVICES, INC.

1.	The name of the corporation (hereinafter called the “corporation”) is

HITTMAN TRANSPORT SERVICES, INC.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October     , 1993

[ILLEGIBLE]
- President

Attest:

[ILLEGIBLE]
Secretary

DEL. -C.A. -D

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CERTIFICATE OF INCORPORATION

OF

HITTMAN TRANSPORT SERVICES, INC.

FIRST: The name of the Corporation is Hittman Transport Services, Inc.

SECOND: The address of the Corporation’s registered office in this State is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purposes of the Corporation are to engage primarily in the business of transporting radioactive waste and empty radioactive material containers within the State of Illinois, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation has authority to issue is 10,000 shares, and such shares shall be issued in one class. The par value of each of such shares shall be ten cents ($0.10). Each stockholder at every meeting of the stockholders, shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder.

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FIFTH: The incorporator of the Corporation is David N. Brown, 888 Sixteenth Street, N.W., Washington, D.C. 20006.

SIXTH: The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of the stockholder or until the election and qualification of their successors are as follows:

Peter T. Tuite	9190 Red Branch Road Columbia, Maryland 21045

Marc Friedenberg	9190 Red Branch Road Columbia, Maryland 21045

Harry W. Feinstein	9190 Red Branch Road Columbia, Maryland 21045

SEVENTH: The Board of Directors of the Corporation is empowered to issue from time to time shares of its stock, whether now or hereafter authorized, or securities convertible into shares of its stock, whether now or hereafter authorized.

EIGHTH: The original By-Laws of the Corporation shall be adopted by the Board of Directors of the Corporation; thereafter the Board of Directors or the stockholders of the Corporation shall be empowered to make, alter, or repeal by-laws in the manner provided in the By-Laws.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders of any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application

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in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditor or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if mentioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation on this 18th day of March, 1977.

/s/ David N. Brown
David N. Brown
888 Sixteenth Street, N.W.
Washington, D.C. 20006

00004

8303120115

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

HITTMAN TRANSPORT SERVICES, INC.

1.	The name of the corporation (hereinafter called the “corporation”) is

HITTMAN TRANSPORT SERVICES, INC.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October     , 1993

[ILLEGIBLE]
- President

Attest:

[ILLEGIBLE]
Secretary

DEL. -C.A. -D

00002

CERTIFICATE OF INCORPORATION

OF

HITTMAN TRANSPORT SERVICES, INC.

FIRST: The name of the Corporation is Hittman Transport Services, Inc.

SECOND: The address of the Corporation’s registered office in this State is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purposes of the Corporation are to engage primarily in the business of transporting radioactive waste and empty radioactive material containers within the State of Illinois, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation has authority to issue is 10,000 shares, and such shares shall be issued in one class. The par value of each of such shares shall be ten cents ($0.10). Each stockholder at every meeting of the stockholders, shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder.

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FIFTH: The incorporator of the Corporation is David N. Brown, 888 Sixteenth Street, N.W., Washington, D.C. 20006.

SIXTH: The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of the stockholder or until the election and qualification of their successors are as follows:

Peter T. Tuite	9190 Red Branch Road Columbia, Maryland 21045

Marc Friedenberg	9190 Red Branch Road Columbia, Maryland 21045

Harry W. Feinstein	9190 Red Branch Road Columbia, Maryland 21045

SEVENTH: The Board of Directors of the Corporation is empowered to issue from time to time shares of its stock, whether now or hereafter authorized, or securities convertible into shares of its stock, whether now or hereafter authorized.

EIGHTH: The original By-Laws of the Corporation shall be adopted by the Board of Directors of the Corporation; thereafter the Board of Directors or the stockholders of the Corporation shall be empowered to make, alter, or repeal by-laws in the manner provided in the By-Laws.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders of any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application

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in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditor or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if mentioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation on this 18th day of March, 1977.

/s/ David N. Brown
David N. Brown
888 Sixteenth Street, N.W.
Washington, D.C. 20006

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